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Exhibit 23


INDEPENDENT AUDITORS' CONSENT

The Sands Regent:


We consent to the incorporation by reference in Registration Statement Nos. 333-50986 and 333-58997 of The Sands Regent on Form S-8 of our reports dated August 9, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Sands Regent for the year ended June 30, 2001.

Deloitte & Touche LLP
Reno, Nevada
September 13, 2001